UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 18, 2014

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

On July 18, 2014, Goldrich Mining Company (the “Registrant”) closed the third and final tranche of its previously announced private placement financing (the "Offering"), increasing the total gross proceeds raised to $1.54 million. Net proceeds from the Offering will be utilized to further advance development of the Company's 100%-owned Chandalar district-scale gold project in Alaska as well as for general working capital purposes.

The Company plans to commence a hard-rock exploration program in August that will include airborne radiometric and magnetic surveys as well as geologic mapping and sampling to further refine high-priority targets at Chandalar.

In total the Company raised gross proceeds of $1,524,000 through the issuance of 27,726,090 units at a price of $0.055 per unit. Officers and directors of the Company took part in the Offering, purchasing 1,424,454 units under the same terms and conditions as units purchased by other investors in the private placement. Each unit consists of one full share of the Company's common stock and one-half of a Series N warrant. Each full Series N warrant is exercisable to purchase one additional share of common stock of the Company at $0.11 for a period of five years following date of issuance.

GVC Capital LLC ("GVC") acted as the placement agent for the Offering and was paid a sales commission of 8% of gross proceeds raised from the Offering, placement agent warrants equal to 10% of the total units sold, and expenses equal to 2% of the gross proceeds of the securities sold in the offering. Each placement agent warrant is exercisable to purchase one share of common stock of the Company at $0.055 and shall be exercisable for five years.

The terms of the warrants include a call option for the Company. In the event that the Company's common shares trade at a weighted volume average price equal to or greater than $0.22 for a period of 20 out of 30 consecutive trading days at any time following the issuance of the respective warrants, and the average trading volume of the common stock for 20 out of 30 consecutive trading days was at least 120,000 shares, the Company may, in its sole discretion, accelerate the expiration date of the respective warrants by giving written notice to the holders thereof within 14 business days of the occurrence thereof, and in such case, the warrants will expire on the close of business on the date next preceding the Redemption Date. The Company's right to call the warrants is also dependent on (i) a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), registering for sale the Warrant Shares, has been filed with the United States Securities and Exchange Commission and is in effect on the date of written notice of the redemption (the "Notice Date") and the redemption date contained therein and (ii) there exists on the Notice Date a public trading market for the Company's common stock and such shares are listed for quotation on the NASDAQ Stock Market, the OTC Electronic Bulletin Board, or a national securities exchange. The Company granted piggyback registration rights to such investors.

Item 7.01

Regulation FD Disclosure.

On July 23, 2014, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the closing of the third tranche of the private placement. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release, dated July 23, 2014 *

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: July 24, 2014	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer